FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces Second Quarter Results
Investments in new product development, acquisitions and restructuring programs drive 28 percent increase in quarterly net income

PITTSBURGH, July 20, 2016 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the second quarter of 2016.

Quarterly Highlights

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Reported revenue was $296 million, increasing 3 percent from a year ago. The recent acquisition of UK-based fall protection company Latchways increased constant currency and reported revenue by 5 percent, while organic constant currency revenue remained flat.

•
Net income was $31 million or $0.82 per diluted share, compared to $24 million or $0.63 per diluted share in the second quarter a year ago. Adjusted earnings were $0.79 per diluted share, compared to $0.67 per diluted share a year ago.

Comments from Management

"Our quarterly results reflect strong returns on several strategic investments we've made to drive profitable growth," said William M. Lambert, MSA Chairman, President and CEO. "While we continued to see weak conditions in sales of certain products associated with energy and industrial related end-markets, our investments in new product development, strategic acquisitions and restructuring programs allowed us to recognize earnings growth of 28 percent on 3 percent revenue growth," he continued.

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As examples, Mr. Lambert pointed to the continued success of the company’s breakthrough G1 self-contained breathing apparatus (SCBA), the recent acquisition of Latchways and the company’s restructuring program that was executed in late 2015.

“Overall, we continue to gain market share in the U.S. fire service with the G1 SCBA, and we are realizing success in a number of international markets as well. On a year-over-year basis, our breathing apparatus sales increased 20 percent for the quarter and 28 percent for the first six months of 2016,” Mr. Lambert said. He also noted that Latchways continues to perform well, providing earnings accretion of $0.01 per diluted share for the quarter and $0.04 per diluted share for the first six months of 2016. Mr. Lambert added that MSA’s 2015 restructuring program has been successful in helping drive reductions in selling, general and administrative expense, down $2 million in the quarter and $4 million year-to-date on a reported basis, and down $4 million in the quarter and $8 million year-to-date in constant currency, excluding Latchways.

"In addition to making investments that drive profitable core product revenue growth, managing our cost structure continues to be a top priority in light of the headwinds we are seeing in key end markets and geographies. Despite these challenges, we remain committed to making strategic investments that help us capture market share, expand operating margins, and enhance the value we deliver to shareholders," Mr. Lambert concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net sales	$295,998	$287,011	$575,266	$543,719
Cost of products sold	160,143	156,522	318,706	296,407
Gross profit	135,855	130,489	256,560	247,312

Selling, general and administrative	75,716	77,588	154,911	158,956
Research and development	11,144	12,984	21,507	23,898
Restructuring and other charges	1,338	227	1,808	958
Currency exchange (gains) losses, net	(242)	1,557	1,708	(991)
Operating income	47,899	38,133	76,626	64,491

Interest expense	4,201	2,502	8,103	4,975
Other (income), net	(775)	(94)	(1,663)	(735)
Total other expense, net	3,426	2,408	6,440	4,240

Income from continuing operations before income taxes	44,473	35,725	70,186	60,251
Provision for income taxes	15,026	12,350	27,537	27,734
Income from continuing operations	29,447	23,375	42,649	32,517
Income (loss) from discontinued operations	2,484	470	1,355	778
Net income	31,931	23,845	44,004	33,295
Net (income) loss attributable to noncontrolling interests	(848)	453	(1,170)	685
Net income attributable to MSA Safety Incorporated	31,083	24,298	42,834	33,980

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	29,306	23,722	41,989	33,038
Income (loss) from discontinued operations	1,777	576	845	942
Net income	31,083	24,298	42,834	33,980

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.78	$0.63	$1.12	$0.88
Income (loss) from discontinued operations	$0.05	$0.02	$0.02	$0.03
Net income	$0.83	$0.65	$1.14	$0.91

Diluted
Income from continuing operations	$0.77	$0.62	$1.11	$0.87
Income (loss) from discontinued operations	$0.05	$0.01	$0.02	$0.03
Net income	$0.82	$0.63	$1.13	$0.90

Basic shares outstanding	37,411	37,351	37,368	37,323
Diluted shares outstanding	37,860	37,826	37,807	37,807

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$103,149	$105,925
Trade receivables, net	218,221	232,862
Inventories	130,482	125,849
Other current assets	45,367	39,976
Total current assets	497,219	504,612

Property, net	151,919	155,839
Prepaid pension cost	66,715	62,072
Goodwill	332,139	340,338
Other noncurrent assets	368,257	360,002
Total assets	$1,416,249	$1,422,863

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt	$6,822	$6,650
Accounts payable	66,119	68,206
Other current liabilities	142,293	177,031
Total current liabilities	215,234	251,887

Long-term debt, net	447,087	458,022
Pensions and other employee benefits	160,795	156,160
Deferred tax liabilities	25,964	24,872
Other noncurrent liabilities	14,835	14,794
Total shareholders' equity	552,334	517,128
Total liabilities and shareholders' equity	$1,416,249	$1,422,863

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2016
Net sales	$177,623	$118,375	—	$295,998
Adjusted operating income (loss)	44,671	12,741	(8,417)	48,995
Adjusted operating margin %	25.1%	10.8%		16.6%
Restructuring and other charges				(1,338)
Currency exchange gains, net				242
Operating income				$47,899
Operating margin %				16.2%

Six Months Ended June 30, 2016
Net sales	$344,965	$230,301	—	$575,266
Adjusted operating income (loss)	76,016	21,148	(17,022)	80,142
Adjusted operating margin %	22.0%	9.2%		13.9%
Restructuring and other charges				(1,808)
Currency exchange (losses), net				(1,708)
Operating income				$76,626
Operating margin %				13.3%

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2015
Net sales	$179,565	$107,446	—	$287,011
Adjusted operating income (loss)	37,454	10,892	(8,429)	39,917
Adjusted operating margin %	20.9%	10.1%		13.9%
Restructuring and other charges				(227)
Currency exchange (losses), net				(1,557)
Operating income				$38,133
Operating margin %				13.3%

Six Months Ended June 30, 2015
Net sales	$338,067	$205,652	—	$543,719
Adjusted operating income (loss)	61,363	18,461	(15,366)	64,458
Adjusted operating margin %	18.2%	9.0%		11.9%
Restructuring and other charges				(958)
Currency exchange gains, net				991
Operating income				$64,491
Operating margin %				11.9%
The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada, Mexico and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are now allocated to each segment in a manner consistent with where the benefits from the expenses are derived. The 2015 segment results have been recast to conform with current period presentation.

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Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as income from continuing operations before taxes excluding restructuring charges, interest expense, currency exchange gains (losses), and other income (expense). Adjusted operating margin is defined as adjusted operating income divided by segment net sales. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP, and the Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Consolidated

	Three Months Ended June 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	20%	6%	(8)%	11%	(11)%	96%	9%	(17)%	3%
Plus: Currency translation effects	1%	—%	3%	3%	—%	3%	1%	2%	2%
Constant currency sales change	21%	6%	(5)%	14%	(11)%	99%	10%	(15)%	5%
Less: Acquisitions	—%	—%	—%	—%	—%	112%	6%	—%	5%
Organic constant currency change	21%	6%	(5)%	14%	(11)%	(13)%	4%	(15)%	—%

	Six Months Ended June 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	28%	3%	(11)%	(1)%	(8)%	118%	10%	(11)%	6%
Plus: Currency translation effects	2%	2%	5%	3%	2%	4%	3%	4%	3%
Constant currency sales change	30%	5%	(6)%	2%	(6)%	122%	13%	(7)%	9%
Less: Acquisitions	—%	—%	—%	—%	—%	131%	7%	—%	6%
Organic constant currency change	30%	5%	(6)%	2%	(6)%	(9)%	6%	(7)%	3%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue is defined as constant currency revenue excluding Latchways revenue results. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results excluding the acquisition.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Americas Segment

	Three Months Ended June 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	17%	18%	(9)%	2%	(13)%	3%	2%	(13)%	(1)%
Plus: Currency translation effects	1%	1%	3%	3%	—%	3%	2%	4%	2%
Constant currency sales change	18%	19%	(6)%	5%	(13)%	6%	4%	(9)%	1%
Less: Acquisitions	—%	—%	—%	—%	—%	22%	2%	—%	1%
Organic constant currency change	18%	19%	(6)%	5%	(13)%	(16)%	2%	(9)%	—%

	Six Months Ended June 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	33%	18%	(13)%	(5)%	(11)%	5%	5%	(11)%	2%
Plus: Currency translation effects	2%	2%	6%	4%	2%	4%	3%	4%	3%
Constant currency sales change	35%	20%	(7)%	(1)%	(9)%	9%	8%	(7)%	5%
Less: Acquisitions	—%	—%	—%	—%	—%	20%	2%	—%	1%
Organic constant currency change	35%	20%	(7)%	(1)%	(9)%	(11)%	6%	(7)%	4%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue is defined as constant currency revenue excluding Latchways revenue results. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results excluding the acquisition.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
International Segment

	Three Months Ended June 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	25%	(1)%	(5)%	29%	(8)%	885%	22%	(22)%	10%
Plus: Currency translation effects	1%	—%	4%	2%	—%	4%	1%	1%	1%
Constant currency sales change	26%	(1)%	(1)%	31%	(8)%	889%	23%	(21)%	11%
Less: Acquisitions	—%	—%	—%	—%	—%	880%	14%	—%	10%
Organic constant currency change	26%	(1)%	(1)%	31%	(8)%	9%	9%	(21)%	1%

	Six Months Ended June 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	17%	(6)%	(6)%	4%	(4)%	1,113%	20%	(10)%	12%
Plus: Currency translation effects	3%	2%	5%	3%	2%	5%	2%	3%	2%
Constant currency sales change	20%	(4)%	(1)%	7%	(2)%	1,118%	22%	(7)%	14%
Less: Acquisitions	—%	—%	—%	—%	—%	1,112%	16%	—%	12%
Organic constant currency change	20%	(4)%	(1)%	7%	(2)%	6%	6%	(7)%	2%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue is defined as constant currency revenue excluding Latchways revenue results. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results excluding the acquisition.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2016
	Consolidated	Americas	International
Fall Protection*	99%	6%	889%
Breathing Apparatus	21%	18%	26%
Portable Gas Detection	14%	5%	31%
Fire and Rescue Helmets	6%	19%	(1)%
Industrial Head Protection	(5)%	(6)%	(1)%
Fixed Gas and Flame Detection	(11)%	(13)%	(8)%
Core Sales	10%	4%	23%
Core excluding Latchways	4%	2%	9%

Non-Core Sales	(15)%	(9)%	(21)%

Net Sales	5%	1%	11%
Net Sales excluding Latchways	—%	—%	1%

	Six Months Ended June 30, 2016
	Consolidated	Americas	International
Fall Protection*	122%	9%	1,118%
Breathing Apparatus	30%	35%	20%
Portable Gas Detection	2%	(1)%	7%
Fire and Rescue Helmets	5%	20%	(4)%
Industrial Head Protection	(6)%	(7)%	(1)%
Fixed Gas and Flame Detection	(6)%	(9)%	(2)%
Core Sales	13%	8%	22%
Core excluding Latchways	6%	6%	6%

Non-Core Sales	(7)%	(7)%	(7)%

Net Sales	9%	5%	14%
Net Sales excluding Latchways	3%	4%	2%

     *Fall protection growth rates include the impact from Latchways sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency selling, general and administrative (SG&A) expense (Unaudited)
Organic constant currency SG&A expense (Unaudited)
(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

GAAP reported SG&A expense	$75,716	$77,588	(2)%	$154,911	$158,956	(3)%
Plus: Currency translation effects	—	(1,481)		—	(4,471)
Constant currency SG&A expense	$75,716	$76,107	(1)%	$154,911	$154,485	—%
Less: Acquisitions	3,523	—		8,127	—
Organic constant currency SG&A expense	$72,193	$76,107	(5)%	$146,784	$154,485	(5)%

Management believes that constant currency SG&A expense and organic constant currency SG&A expense are useful metrics for investors to measure the effectiveness of the company's cost reduction program announced in 2015. Constant currency SG&A expense highlights spending patterns excluding fluctuating foreign currencies. Organic constant currency SG&A expense highlights the impact of the Latchways acquisition. These metrics provide investors with a greater level of clarity into spending levels on a year-over-year basis. MSA's definition of this metric may not be comparable to metrics used by other companies. As such, management believes that it is appropriate to consider SG&A expense determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change

Income from continuing operations attributable to MSA Safety Incorporated	$29,306	$23,722	24%	$41,989	$33,038	27%
Nonrecurring tax charges associated with European reorganization	—	—		3,600	7,605
Subtotal	29,306	23,722	24%	45,589	40,643	12%

Restructuring and other charges	1,338	227		1,808	958
Self-insured legal settlements and defense costs	275	256		295	342
Latchways integration costs	—	—		511	—
Asset related (gains) losses, net	(216)	332		(559)	332
Currency exchange (gains) losses, net	(242)	1,557		1,708	(991)
Income tax expense on adjustments	(390)	(820)		(1,295)	(214)
Adjusted earnings	30,071	25,274	19%	48,057	41,070	17%

Adjusted earnings per diluted share	$0.79	$0.67	18%	$1.27	$1.09	17%
Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.  With 2015 revenues of $1.1 billion, MSA employs approximately 4,600 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 29, 2016. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency revenue growth, constant currency selling, general and administrative expense, organic constant currency selling, general and administrative expense, adjusted operating income, adjusted operating margin and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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